UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 26, 2013

Carrollton Bancorp
(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

2329 West Joppa Road, Suite 325, Lutherville, MD	21093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (410) 494-2580

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 26, 2013, the Board of Directors of Carrollton Bancorp, Inc. (the “Company”) revised its director compensation policy to provide for the annual grant to each non-employee director of an award of restricted stock having a fair market value of $10,000 that will vest one year after the date of grant.  The awards will be made under the Company’s 2007 Equity Plan (the “Plan”), a copy of which was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2007.

Pursuant to this revised compensation policy, the Board granted 1,957 restricted shares of the Company’s common stock (the “Restricted Shares”) on June 26, 2013 to each of Robert J. Aumiller, Steven K. Breeden, Kevin G. Byrnes, Mark M. Caplan, Harold I. Hackerman, Charles L. Maskell, Jr., Shaun E. Murphy and Joseph J. Thomas (each, an “Award”).  The number of Restricted Shares constituting each Award was determined by dividing $10,000 by $5.11, which was the closing sales price of the Company’s common stock on June 26, 2013 as reported on the NASDAQ Capital Market, in accordance with the Plan.  The terms and conditions of each Award will be governed by a Restricted Stock Award Agreement between the Company and each grantee (an “Award Agreement”), the form of which is filed with this report as Exhibit 10.1 and incorporated herein by reference.

Each Award Agreement provides that a grantee’s Restricted Shares will vest on June 26, 2014, subject to accelerated vesting or forfeiture as discussed below.  Between the date of grant and such vesting date (the “Restriction Period”), a grantee’s Restricted Shares will be held by the Company or its transfer agent in a book entry account in the name of the grantee and the grantee will be prohibited from selling, pledging or otherwise disposing of the Restricted Shares.  If, prior to the expiration of the Restriction Period, (i) a grantee experiences a separation from service with the Company due to his death, Disability or Retirement (as such terms are defined in the Award Agreement) or (ii) the Company experiences a Change in Control (as defined in the Award Agreement), then the Restriction Period will be accelerated and all restrictions imposed on the grantee’s Award will lapse as of the date of his separation from service or the Change in Control, as the case may be.  A grantee’s Award will lapse and be forfeited if, prior to the expiration of the Restriction Period, (i) the grantee experiences a separation from service with the Company for any reason other than his death, Disability or Retirement or (ii) the grantee breaches any term of the Award Agreement.  Each Award Agreement provides that the grantee has all the rights of a stockholder of the Company with respect to his Restricted Shares during the Restriction Period, including the right to vote the Restricted Shares on matters submitted to the Company’s stockholders and the right to receive any dividends paid on the common stock.  If, however, a dividend is paid in shares of common stock, then the dividend shares paid on the Restricted Shares will be treated as additional restricted shares of common stock and be subject to the terms and conditions of the Award Agreement, including the terms relating to vesting and forfeiture.  In the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of common stock of the Company, the administrator of the Plan will, subject to the terms of the Plan, make such adjustments in the number and kind of shares covered by each Award as it deems appropriate to reflect the effects of such transaction or change.

The foregoing information is intended only as a summary and is qualified in its entirety by the terms of the Award Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits filed with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLLTON BANCORP

Dated: July 1, 2013	By:	/s/ Kevin B. Cashen
Kevin B. Cashen President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Restricted Stock Award Agreement (filed herewith)